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                            TOTAL SYSTEM SERVICES, INC.
                 Statement re Computation of Per Share Earnings

     The following computations set forth the calculations of primary and fully diluted earnings per share for the three months and six months ended June 30, 1995:

                            Three Months Ended            Six Months Ended
                              June 30, 1995                June 30, 1995
                                           Fully                        Fully
                           Primary        Diluted       Primary        Diluted
                           Earnings       Earnings      Earnings      Earnings
                           Per Share      Per Share     Per Share      Per Share

Net income            $    6,013,579  $  6,013,579  $ 10,797,098  $  10,797,098
                          ==========    ==========    ==========     ==========

Weighted average
 number of common
 shares outstanding       64,631,294    64,631,294    64,631,294     64,631,294

Increase due to
 contingently issuable
 shares associated with
 an acquisition               21,739        21,739        21,739         21,739

Increase due to assumed
 issuance of shares
 related to stock options
 outstanding                  58,472        58,472        60,530         60,530
                          ----------    ----------    ----------      ---------

Adjusted weighted
 average number of common
 and common equivalent
 shares outstanding       64,711,505    64,711,505    64,713,563     64,713,563
                          ==========    ==========    ==========     ==========

Net income per common
 and common equivalent
 share                $         .093  $       .093  $       .167  $        .167
                          ==========     =========     =========      =========
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

                            Three Months Ended             Six Months Ended
                              June 30, 1994                   June 30, 1994
                                           Fully                        Fully
                           Primary        Diluted       Primary        Diluted
                           Earnings       Earnings      Earnings      Earnings
                           Per Share      Per Share     Per Share     Per Share

Net income            $    5,224,960  $  5,224,960  $  9,573,480  $   9,573,480

Weighted average
 number of common
 shares outstanding       64,631,294    64,631,294    64,627,802     64,627,802

Increase due to
 contingently issuable
 shares associated with
 an acquisition               25,576        51,150        25,576         51,150

Increase due to assumed
 issuance of shares
 related to stock options
 outstanding                   1,590         1,590           852            852
                          ----------     ---------     ---------       --------

Adjusted weighted
 average number of common
 and common equivalent
 shares outstanding       64,658,460    64,684,034    64,654,230     64,679,804
                          ==========    ==========    ==========     ==========

Net income per common
 and common equivalent
 share                $         .081  $       .081  $       .148  $        .148
                          ==========     =========     =========      =========

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